Exhibit 99.1

Terra Innovatum Global Reports Third Quarter 2025

Financial Results

●	Generated $131 million from the successful business combination with GSR III Acquisition Corp. and related equity financing on October 9, 2025

●	Sufficient capital to license, construct, build and operate the first-of-a-kind (“FOAK”) SOLOTM micro-modular reactor by 2027 and strengthen supply chain and accelerate scale-up

●	Third party component and fuel supply chain partners secured in the U.S., Europe, and South America for the production of FOAK SOLO by 2027

●	First deployment site selected in Illinois, including an MOU for up to 50 commercial SOLO units to be deployed

●	Total commercial commitments of 100 SOLO units under non-binding MOUs, reinforcing growing market demand and early-stage adoption across key global sectors

NEW YORK, NY / GLOBE NEWSWIRE / November 17, 2025 / – Terra Innovatum Global N.V. ("Terra Innovatum" or the “Company”) (NASDAQ: NKLR), a developer of micro-modular nuclear reactors, today reported its third quarter fiscal year 2025 financial and operating results.

Alessandro Petruzzi, Co-Founder & CEO of Terra Innovatum, said, “Terra Innovatum and the broader nuclear industry are undergoing a critical inflection point where massive clean energy demand and regulatory and geopolitical tailwinds are converging. As the first public microreactor developer to use non-proliferant commercially available LEU and off-the-shelf components, we have an incredible opportunity to capture this moment and become a major player in the new era of nuclear energy production by delivering safe, reliable and low-cost power to the world.”

“We have a clear path to deploy our micro-modular solution by 2027 and commercialize by 2028. Our design is complete, our licensing process with the U.S. NRC is well defined, the supply chain is fully in place and we have the funds to get us to FOAK deployment. Our primary focus in the next 12 months is to 1) progress the U.S. NRC process with submittal of the Safety Analysis Report by mid-2026 and Operating License activities expected to commence in early 2026, 2) start the manufacturing activities at third-party supplier factories and 3) build a book of committed orders for our SOLOTM solution. We are confident in our ability to execute on these priorities and are excited for the future.”

Corporate Updates

●	Following the quarter end, successfully completed business combination with GSR III Acquisition Corp. and began trading on Nasdaq under the new ticker “NKLR”

●	Accelerated the licensing process with key document filings submitted to the U.S. NRC in July and August; on track for operating license in 2027 and commercial license in 2028

●	Selected first deployment site for FOAK SOLO at Rock City Admiral Parkway Development in Illinois, including an option to purchase up to 50 commercial SOLO reactors

●	Entered commercial partnerships with Ameresco to jointly pursue public-private opportunities to deploy up to 50 SOLO reactors in the U.S. and global markets, as well as to expand commercial deployment initiatives with Rait 88 and other strategic partners in public and private sectors

●	Entered agreements with nuclear suppliers ATB Riva Calzoni, Paragon Energy Solutions, Conuar, and TechSource for the supply and manufacture of the SOLO reactor and components

●	Launched early industrial production activities with strategic manufacturing partner ATB Riva Calzoni establishing manufacturing processes and factory and shipping logistics for first-of-a-kind SOLO as well as full-scale commercialization

●	Announced best-in-class independent directors:

o	Former Framatome CEO Katherine Williams, Independent Chair

o	Chair of the World Energy Council Michael Howard, Independent Director

o	Former CFO of ChargePoint Rex Jackson, Independent Director

o	Former VP of Regulatory, Quality and Public Affairs at Karios Power, Independent Director

Financial Highlights

●	Cash and cash equivalents of $2.15 million as of September 30, 2025

●	On October 9, 2025, generated $131 million of gross proceeds from the business combination with GSR III Acquisition Corp. and related equity financing

Webcast and Conference Call Details

Terra Innovatum will host a live webcast and conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2025 financial results and recent business progress, which can be accessed via the Events section of the Company’s Investor Relations site: https://investors.terrainnovatum.com/news-events/events.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Monday, December 1, 2025. To listen to the archived call, dial 1-844-512-2921 or 1-412-317-6671 and enter replay PIN 13757021.

ABOUT TERRA INNOVATUM & SOLOTM

Terra Innovatum's mission is to make nuclear power accessible. We deliver simple and safe micro-reactor solutions that are scalable, affordable and deployable anywhere 1 MWe at a time.

Terra Innovatum is a pioneering force in the energy sector, dedicated to delivering innovative and sustainable power solutions. Terra Innovatum plans to leverage cutting-edge nuclear technology through the SOLO™ Micro-Modular Reactor (SMR™) to provide efficient, safe, and environmentally conscious energy. With a mission to address global energy shortages, Terra Innovatum combines extensive expertise in nuclear industry design, manufacturing, and installation licensing to offer disruptive energy solutions. Committed to propelling technological advancements, Terra Innovatum and SOLO™ are dedicated to fostering prosperity and sustainability for humankind.

It is anticipated that SOLO™ will be available globally within the next three years. Conceptualized in 2018 and engineered over six years by experts in nuclear safety, licensing, innovation, and R&D, SOLO™ addresses pressing global energy demands with a market-ready solution. Built from readily available commercial off-the-shelf components, the proven licensing path for SOLO™ enables rapid deployment and minimizes supply chain risks, ensuring final cost predictability. Designed to adapt with evolving fuel options, SOLO™ supports both LEU+ and HALEU, offering a platform ready to transition to future fuel supplies.

SOLO™ will offer a wide range of versatile applications, providing CO2-free, behind-the-meter, and off-grid power solutions for data centers, mini-grids serving remote towns and villages, and large-scale industrial operations in hard-to-abate sectors like cement production, oil and gas, steel manufacturing, and mining. It also has the ability to supply heat for industrial applications and other specialized processes, including water treatment, desalination and co-generation. Thanks to its modular design, SOLO™ can easily scale to deliver up to 1GW or more of CO2-free power with a minimal footprint, making it an ideal solution for rapidly replacing fossil fuel-based thermal plants. Beyond electricity and heat generation, SOLO™ can also contribute to critical applications in the medical sector by producing radioisotopes essential for oncology research and cancer treatment.

To learn more, visit: https://investors.terrainnovatum.com/. Follow us on X: https://x.com/TerraInnovatum and LinkedIn: https://www.linkedin.com/company/terra-innovatum-solo/.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, opinions and projections prepared by Terra Innovatum’s management. Forward-looking statements generally relate to future events or future financial or operating performance, including pro forma and estimated financial information, and other “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). For example, projections of future sales, EBITDA, Adjusted EBITDA and other metrics are forward-looking statements. The recipient can identify forward-looking statements because they typically contain words such as “outlook,” “believes,” “expects,” “ will,” “projected,” “continue,” “increase,” “may,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negatives or variations of these words or other comparable words and/or similar expressions (but the absence of these words and/or similar expressions does not mean that a statement is not forward-looking). These forward-looking statements specifically include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and the potential success of Terra Innovatum’s strategy and expectations. Forward-looking statements, opinions and projections are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of Terra Innovatum’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Terra Innovatum’s control. These uncertainties and risks may be known or unknown. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Terra Innovatum; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; Terra Innovatum’s ability to manage future growth; Terra Innovatum’s ability to develop new products and services, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on Terra Innovatum’s future business; and the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries. If any of these risks materialize or the Terra Innovatum’s assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained herein. In addition, forward-looking statements reflect Terra Innovatum’s expectations and views as of the date of this presentation. Terra Innovatum anticipates that subsequent events and developments will cause its assessments to change. However, while Terra Innovatum may elect to update these forward-looking statements in the future, each of them specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on the forward-looking statements, which speak only as of the date they are made.

CONTACTS

Giordano Morichi
Founding Partner, Chief Business Development Officer & Investor Relations
Terra Innovatum Global N.V.

E: g.morichi@terrainnovatum.com
W: www.terrainnovatum.com

Kaitlin Taylor

Vice President

Investor Relations
Alliance Advisors IR
E: TerraIR@allianceadvisors.com

Fatema Bhabrawala

Director

Media Relations
Alliance Advisors IR
E: TerraIR@allianceadvisors.com

4